Exhibit 99.1

Nano Dimension Announces Fourth Quarter 2025 Revenue Exceeding Guidance and Provides Business Updates

WALTHAM, MASSACHUSETTS -- January 21, 2026 -- Nano Dimension Ltd. (Nasdaq: NNDM) (“Nano Dimension”, “Nano”, or the “Company”), a leader in digital manufacturing solutions, today announced a preliminary update on its fourth quarter 2025 revenue performance and provided updates on key business initiatives, including its strategic alternative review and redomestication processes.

Preliminary Fourth Quarter 2025 Revenue Outperformance

Based on preliminary, unaudited results, the Company expects fourth quarter 2025 revenue to be in the range of $35.0 million to $35.5 million, exceeding the revenue guidance range of $31.5 million to $33.5 million provided on its November 19, 2025 earnings call. This performance highlights the strength of the Company’s differentiated portfolio as demand increases for advanced digital manufacturing solutions across the business. The outperformance reflects continued positive momentum in the Company’s key industry segments, consistent with the outlook discussed on the prior earnings call, including strength in defense, aerospace, next-generation networking, automotive and food and beverage, along with improved execution across the business.

Led by strong performance in the Markforged and Essemtec product lines, the Company’s reach across both forward-leaning and core industry segments was underpinned by strengthened customer relationships. Performance during the quarter also reflected the Company’s focused approach in priority segments where advanced digital manufacturing solutions can scale and customers are ready to adopt new approaches that deliver speed, flexibility and creativity. Essemtec’s results were further driven by expanded engagement across global markets, ongoing product innovation in high-speed assembly solutions, and disciplined execution aligned with the Company’s strategic priorities.

Strategic Alternatives Review Process

As previously disclosed, Nano Dimension’s Board of Directors, with the support of its financial advisors, Guggenheim Securities, LLC and Houlihan Lokey, continues to advance a structured and data driven strategic alternatives review process. This thorough and comprehensive process is progressing in-line with the Company’s stated plan and remains focused on evaluating all options to maximize shareholder value. The Company expects to provide additional information on this process during its upcoming earnings call, to the extent updates are available.

Redomestication Update

Nano Dimension’s transition from a foreign private issuer to a U.S. domestic issuer commenced on January 1, 2026, when the Company became subject to domestic periodic reporting under the Securities Exchange Act of 1934, as amended. Nano Dimension expects to file its Form 10-K within the first quarter of 2026 and currently anticipates completing the redomestication process in the first half of 2026, subject to customary approvals and conditions. This transition will further align the Company’s reporting and governance framework with U.S. market standards, while supporting the Company’s global shareholder base and enhancing transparency.

David Stehlin, Chief Executive Officer, commented, “The fourth quarter demonstrates the progress we said we would make when I became CEO in September 2025. The entire Nano team stepped up quickly and delivered excellent results. We are operating with greater focus and discipline, reducing cash burn and executing against our priorities, which is translating into stronger revenue performance across the Company. Exceeding the high end of our revenue guidance underscores the momentum building in the business and the expansion of our key customer relationships. These results reinforce our strategy of targeted growth while improving all aspects of the business, including top-line revenue, meaningful cost reductions and bottom-line performance. As our strategic review and redomestication processes move forward, we remain committed to transparency and to keeping shareholders informed.”

Nano Dimension expects to host its fourth quarter and full year 2025 financial results earnings call within the first quarter of 2026, at which time additional details will be provided.

About Nano Dimension Ltd.

Driven by strong trends in onshoring, national security, and increasing product customization, Nano Dimension Ltd. (Nasdaq: NNDM) delivers advanced Digital Manufacturing technologies to the defense, aerospace, automotive, electronics, and medical devices industries, enabling rapid deployment of high-mix, low-volume production with IP security and sustainable manufacturing practices. For more information, please visit https://www.nano-di.com/.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding Nano’s future growth, strategic plan and value to shareholders, the strategic review and redomestication processes, and all other statements other than statements of historical fact that address activities, events or developments that Nano intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. These forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict. Because such statements deal with future events and are based on the current expectations of Nano, they are subject to various risks and uncertainties. The forward-looking statements contained or implied in this communication are subject to other risks and uncertainties, including those discussed under the heading “Risk Factors” in Nano’s annual report on Form 20-F filed with the Securities and Exchange Commission (the “SEC”) on May 12, 2025, and in any subsequent filings with the SEC. Except as otherwise required by law, Nano undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this communication.

Contacts:

Investors: Purva Sanariya

Director, Investor Relations

ir@nano-di.com

Media: Samuel Manning

Principal Manager, External Communications

press@nano-di.com